Exhibit 99.1

August 13, 2024

SmartStop Self Storage REIT, Inc. Reports Second Quarter 2024 Results

LADERA RANCH, CA – August 13, 2024 – SmartStop Self Storage REIT, Inc. (“SmartStop” or “the Company”), a self-managed and fully-integrated self-storage company, announced its overall results for the three and six months ended June 30, 2024.

“We are pleased with our second quarter operating results, with sector leading same-store revenue growth,” said H. Michael Schwartz, Chairman and Chief Executive Officer of SmartStop. “We saw improving customer demand throughout our peak rental season and achieved a strong quarter-end same-store occupancy of 92.9%. Our GTA portfolio continues to outperform, with same-store revenue and NOI growth of 4.3% and 6.0% on a constant currency basis, respectively. However, the recovery in the U.S. single-family home market activity did not come to fruition during the quarter, leading to a challenging move-in rate environment and continued sector-wide competition. I’m proud of the efforts of the SmartStop team, and for our continued focus on enhancing our technology, as a differentiated factor of our ability to compete in a competitive U.S. storage market.”

Three Months Ended June 30, 2024 Financial Highlights:

•
Net loss attributable to common stockholders was approximately $3.8 million. This represents a decrease in the Company’s earnings of approximately $4.2 million when compared to the same period in 2023. Net loss per Class A and Class T shares (basic and diluted) was $0.04, an increase in net loss per share of $0.04 as compared to the same period in 2023.
•
Total self storage-related revenues were approximately $55.0 million, an increase of approximately $1.1 million when compared to the same period in 2023.
•
FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), was approximately $12.4 million, a decrease of approximately $3.8 million when compared to the same period in 2023.
•
FFO, as adjusted per share and OP unit outstanding – diluted was $0.11, a decrease of approximately $0.04 when compared to the same period in 2023.
•
Same-store revenues and expenses increased by 1.3% and 5.3%, respectively, while same-store net operating income (“NOI”) decreased by 0.6% compared to the same period in 2023.
•
Same-store average physical occupancy decreased by 1.1% to 92.5% compared to the same period in 2023.
•
Same-store annualized rent per occupied square foot was approximately $20.15, an increase of approximately $0.36 when compared to the same period in 2023.

Six Months Ended June 30, 2024 Financial Highlights:

•
Net loss attributable to common stockholders was approximately $8.5 million. This represents a decrease in the Company’s earnings of approximately $7.5 million when compared to the same period in 2023. Net loss per Class A and Class T shares (diluted) was $0.09, an increase in net loss per share of $0.08 when compared to the same period in 2023.
•
Total self storage-related revenues were approximately $107.6 million, an increase of approximately $0.3 million when compared to the same period in 2023.

•
FFO, as adjusted (attributable to common stockholders and Operating Partnership (“OP”) unit holders), was approximately $23.5 million, a decrease of approximately $8.3 million when compared to the same period in 2023.
•
FFO, as adjusted per share and OP unit outstanding – diluted was $0.21, a decrease of approximately $0.08 when compared to the same period in 2023.
•
Same-store revenues and net operating income (“NOI”) decreased by 0.2% and 2.3%, respectively, and same-store expenses increased by 4.4% compared to the same period in 2023.
•
Same-store average physical occupancy decreased by 0.8% to 92.5% compared to the same period in 2023.
•
Same-store annualized rent per occupied square foot was approximately $19.82, an increase of approximately $0.09 when compared to the same period in 2023.

External Growth

During the quarter, the Company acquired a self-storage property in Colorado Springs, Colorado, its second property in the Colorado Springs market. The property comprises 480 storage units and approximately 100 RV parking spaces, as well as additional land available for expansion.

During the quarter, the Company opened a 95,000 square foot, 930 unit storage facility in the Town of Markham in the Greater Toronto Area of Ontario. The facility was developed in partnership with SmartCentres (TSX: SRU.UN). This is SmartStop’s 33rd owned or managed operating location in the Greater Toronto Area and 35th in Canada, as of quarter end.

Capital Market Activities

Subsequent to quarter end, three of the Company's joint ventures with SmartCentres closed on a $46 million CAD term loan (the “RBC JV Term Loan II”) with Royal Bank of Canada pursuant to which the Company’s joint venture subsidiaries that each own 50% of a joint venture property are borrowers. The RBC JV Term Loan is secured by first mortgages on such JV properties which were previously encumbered. The maturity date of the RBC JV Term Loan II is November 3, 2025, which may be extended by one additional year at the discretion of the lender. Interest is a fixed annual rate of 4.97%. The net proceeds from the RBC JV Term Loan II were used to fully repay the allocated loan amounts of approximately $46.4 million CAD or approximately $34.1 million USD under loans previously provided by SmartCentres for each of the three JV properties.

Managed REIT Platform Update

SmartStop, through an indirect subsidiary, serves as the sponsor of Strategic Storage Growth Trust III, Inc. (“SSGT III”) and Strategic Storage Trust VI, Inc. (“SST VI” and together with SSGT III, the “Managed REITs”). SmartStop receives asset management fees, property management fees, acquisition fees, and other fees and also receives substantially all of the tenant protection program revenue earned by the Managed REITs, which had a combined portfolio of 31 operating properties and approximately 24,500 units and 2.7 million rentable square feet at quarter end. Assets under management for the Managed REITs was approximately $744.0 million at quarter end. SmartStop also manages one additional property, not owned by the Managed REITs.

Declared Distributions

On June 26, 2024, our board of directors declared a distribution rate for the month of July 2024 of approximately $0.0508 per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on our books at the close of business on July 31, 2024. Such distributions payable to each stockholder of record will be paid the following month.

On July 26, 2024, our board of directors declared a distribution rate for the month of August 2024 of approximately $0.0508 per share on the outstanding shares of common stock payable to Class A and Class T stockholders of record of such shares as shown on our books at the close of business on August 31, 2024. Such distributions payable to each stockholder of record will be paid the following month.

Contact:

David Corak

VP of Corporate Finance

SmartStop Self Storage REIT, Inc.

investors.smartstopselfstorage.com

ir@smartstop.com

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

	June 30, 2024 (Unaudited)	December 31, 2023
ASSETS
Real estate facilities:
Land	$432,381	$430,869
Buildings	1,404,894	1,401,981
Site improvements	93,105	91,896
	1,930,380	1,924,746
Accumulated depreciation	(281,485)	(255,844)
	1,648,895	1,668,902
Construction in process	8,968	5,977
Real estate facilities, net	1,657,863	1,674,879
Cash and cash equivalents	34,677	45,079
Restricted cash	7,368	8,348
Investments in unconsolidated real estate ventures	36,442	35,832
Investments in and advances to Managed REITs	39,837	34,391
Deferred tax assets	4,568	4,450
Other assets, net	17,698	21,701
Intangible assets, net of accumulated amortization	1,635	1,170
Trademarks, net of accumulated amortization	15,700	15,771
Goodwill	53,643	53,643
Debt issuance costs, net of accumulated amortization	8,154	377
Total assets	$1,877,585	$1,895,641
LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Debt, net	$1,106,614	$1,087,401
Accounts payable and accrued liabilities	39,196	28,978
Due to affiliates	410	416
Distributions payable	8,736	9,156
Deferred tax liabilities	6,084	6,194
Total liabilities	1,161,040	1,132,145
Commitments and contingencies
Redeemable common stock	65,371	71,277
Preferred stock, $0.001 par value; 200,000,000 shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 200,000 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively, with aggregate liquidation preferences of $203,108 and $203,151 at June 30, 2024 and December 31, 2023, respectively	196,356	196,356
Equity:
SmartStop Self Storage REIT, Inc.:
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 88,696,458 and 88,761,135 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	89	89
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 8,124,618 and 8,113,827 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	8	8
Additional paid-in capital	894,870	894,857
Distributions	(353,086)	(324,191)
Accumulated deficit	(175,739)	(167,270)
Accumulated other comprehensive income	(360)	847
Total SmartStop Self Storage REIT, Inc. equity	365,782	404,340
Noncontrolling interests in our Operating Partnership	89,010	91,488
Other noncontrolling interests	26	35
Total noncontrolling interests	89,036	91,523
Total equity	454,818	495,863
Total liabilities, temporary equity and equity	$1,877,585	$1,895,641

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Self storage rental revenue	$52,660	$51,678	$103,129	$102,955
Ancillary operating revenue	2,324	2,180	4,516	4,371
Managed REIT Platform revenue	2,670	4,320	5,405	6,597
Reimbursable costs from Managed REITs	1,509	1,412	3,155	2,803
Total revenues	59,163	59,590	116,205	116,726
Operating expenses:
Property operating expenses	17,695	16,483	35,085	33,016
Managed REIT Platform expenses	648	681	1,500	1,231
Reimbursable costs from Managed REITs	1,509	1,412	3,155	2,803
General and administrative	7,813	7,182	15,240	13,719
Depreciation	13,636	13,376	27,221	26,648
Intangible amortization expense	173	1,836	245	3,756
Acquisition expenses	12	11	82	42
Total operating expenses	41,486	40,981	82,528	81,215

Income from operations	17,677	18,609	33,677	35,511
Other income (expense):
Equity in earnings (losses) from investments in JV Properties	(359)	(536)	(688)	(941)
Equity in earnings (losses) from investments in Managed REITs	(257)	(216)	(709)	(450)
Other, net	(125)	1,193	384	1,943
Interest expense	(17,294)	(14,905)	(33,848)	(29,608)
Loss on debt extinguishment	—	—	(471)	—
Income tax (expense) benefit	(347)	134	(689)	(143)
Net (loss) income	(705)	4,279	(2,344)	6,312
Net (income) loss attributable to noncontrolling interests	(8)	(770)	91	(1,110)
Less: Distributions to preferred stockholders	(3,108)	(3,116)	(6,216)	(6,199)
Net (loss) income attributable to SmartStop Self Storage REIT, Inc. common stockholders	$(3,821)	$393	$(8,469)	$(997)
Net (loss) income per Class A & Class T share – basic	$(0.04)	$0.00	$(0.09)	$(0.01)
Net (loss) income per Class A & Class T share – diluted	$(0.04)	$0.00	$(0.09)	$(0.01)
Weighted average Class A shares outstanding – basic	88,652,922	88,717,078	88,683,783	88,726,076
Weighted average Class T shares outstanding – basic	8,122,802	8,097,928	8,120,031	8,091,773
Weighted average Class A shares outstanding – diluted	88,652,922	89,153,907	88,683,783	88,726,076
Weighted average Class T shares outstanding – diluted	8,122,802	8,097,928	8,120,031	8,091,773

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES NON-GAAP MEASURE –

COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED

(Amounts in thousands)

	Three Months Ended June 30 (Unaudited)		Six Months Ended June 30 (Unaudited)
	2024	2023	2024	2023
Net (loss) income (attributable to common stockholders)	$(3,821)	$393	$(8,469)	$(997)
Add:
Depreciation of real estate	13,354	13,111	26,663	26,167
Amortization of real estate related intangible assets	100	1,763	100	3,609
Depreciation and amortization of real estate and intangible assets from unconsolidated entities	657	597	1,195	1,100
Deduct:
Adjustment for noncontrolling interests in our Operating Partnership (1)	(1,695)	(1,811)	(3,347)	(3,599)
FFO (attributable to common stockholders)	$8,595	$14,053	$16,142	$26,280
Other Adjustments:	—	—	—	—
Intangible amortization expense - contracts (2)	73	73	146	146
Acquisition expenses (3)	12	11	82	42
Acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities	(10)	68	69	120
Accretion of fair market value of secured debt	77	3	80	6
Foreign currency and interest rate derivative losses (gains), net (4)	749	(707)	638	(322)
Offering related expenses (5)	3	—	330	—
Adjustment of deferred tax assets and liabilities (2)	102	(305)	320	(185)
Sponsor funding reduction (6)	199	—	380	—
Amortization of debt issuance costs (2)	972	654	1,774	1,365
Net loss on extinguishment of debt (7)	—	—	471	—
Adjustment for noncontrolling interests in our Operating Partnership (1)	(261)	24	(514)	(136)
FFO, as adjusted (attributable to common stockholders) (8)	$10,511	$13,874	$19,918	$27,316

FFO (attributable to common stockholders)	$8,595	$14,053	$16,142	$26,280
Net (loss) income attributable to the noncontrolling interests in our Operating Partnership	(98)	504	(307)	737
Adjustment for noncontrolling interests in our Operating Partnership(1)	1,695	1,811	3,347	3,599
FFO (attributable to common stockholders and OP unit holders)	$10,192	$16,368	$19,182	$30,616

FFO, as adjusted (attributable to common stockholders)	$10,511	$13,874	$19,918	$27,316
Net (loss) income attributable to the noncontrolling interests in our Operating Partnership	(98)	504	(307)	737
Adjustment for noncontrolling interests in our Operating Partnership(1)	1,956	1,787	3,861	3,735
FFO, as adjusted (attributable to common stockholders and OP unit holders) (8)	$12,369	$16,165	$23,472	$31,788

(1) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our noncontrolling interests in our Operating Partnership.

(2) These items represent the amortization, accretion, or adjustment of intangible assets, debt issuance costs, or deferred tax assets and liabilities.

(3) This represents acquisition expenses associated with investments in real estate that were incurred prior to the acquisitions becoming probable and therefore not capitalized in accordance with our capitalization policy.

(4) This represents the mark-to-market adjustment for our derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to our foreign equity investments not classified as long term.

(5) Such costs relate to our filing of a registration statement on Form S-11 and our pursuit of a potential offering of our common stock. As this item is non-recurring and not a primary driver in our decision-making process, FFO is adjusted for its effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric.

(6) Pursuant to the Sponsor Funding Agreement, SmartStop funds certain costs of SST VI's share sales, and in return receives Series C Units in Strategic Storage Operating Partnership VI, L.P. The excess of the funding over the value of the Series C Units received is accounted for as a reduction of Managed REIT Platform revenues from SST VI over the remaining estimated term of the management contracts with SST VI. See Note 2 – Summary of Significant Accounting Policies to the Consolidated Financial Statements of SmartStop's form 10-Q for the three months ended June 30, 2024. FFO is adjusted for its effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric.

(7) The net loss associated with the extinguishment of debt includes prepayment penalties, defeasance costs, the write-off of unamortized deferred financing fees, and other fees incurred.

(8) Our calculation of FFO, as adjusted was modified in the period ended June 30, 2024, to add back the amortization of debt issuance costs. Accordingly, the prior periods have been presented here based on the current calculation, which differs from what was previously reported for such periods. This modification was made to reflect what management believes is a more appropriate calculation in light of recently completed debt refinancings.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS, AS ADJUSTED ATTRIBUTABLE TO COMMON STOCKHOLDERS AND OP UNITS OUTSTANDING – DILUTED

(Amounts in thousands, except share and per share data)

The following is a reconciliation of FFO and FFO, as adjusted (attributable to common stockholders), to FFO and FFO, as adjusted (attributable to common stockholders and OP Unit holders), for each of the periods presented below:

	Three Months Ended June 30 (Unaudited)		Six Months Ended June 30 (Unaudited)
	2024	2023	2024	2023
FFO (attributable to common stockholders and OP unit holders) Calculation:
FFO (attributable to common stockholders)	$8,595	$14,053	$16,142	$26,280
Net (loss) income attributable to the noncontrolling interests in our Operating Partnership	(98)	504	(307)	737
Adjustment for noncontrolling interests in our Operating Partnership (1)	1,695	1,811	3,347	3,599
FFO (attributable to common stockholders and OP unit holders)	$10,192	$16,368	$19,182	$30,616
FFO, as adjusted (attributable to common stockholders and OP unit holders) Calculation:
FFO, as adjusted (attributable to common stockholders)	$10,511	$13,874	$19,918	$27,316
Net (loss) income attributable to the noncontrolling interests in our Operating Partnership	(98)	504	(307)	737
Adjustment for noncontrolling interests in our Operating Partnership (1)	1,956	1,787	3,861	3,735
FFO, as adjusted (attributable to common stockholders and OP unit holders) (3)	$12,369	$16,165	$23,472	$31,788

Weighted average Class A & T shares outstanding – basic	96,775,724	96,815,006	96,803,814	96,817,849
Weighted average OP units outstanding	13,229,294	12,854,553	13,178,846	12,779,356
Weighted average other dilutive securities	364,211	436,829	351,152	428,103
Weighted average shares & OP units outstanding – diluted(2)	110,369,229	110,106,388	110,333,812	110,025,308
FFO, as adjusted per share & OP unit outstanding – diluted	$0.11	$0.15	$0.21	$0.29

(1) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our noncontrolling interests.

(2) Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect on FFO and FFO, as adjusted of both unvested restricted stock and long term incentive plan units (both time-based units and performance based-units), and is calculated using the two-class, treasury stock or if-converted method, as applicable. The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive to FFO and FFO, as adjusted.

(3) Our calculation of FFO, as adjusted was modified in the period ended June 30, 2024, to add back the amortization of debt issuance costs. Accordingly, the prior periods have been presented here based on the current calculation, which differs from what was previously reported for such periods. This modification was made to reflect what management believes is a more appropriate calculation in light of recently completed debt refinancings.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

Same-Store Facility Results - three months ended June 30, 2024 and 2023

We consider the data below to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity. The following table sets forth operating data for our same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2023, excluding four other properties) for the three months ended June 30, 2024 and 2023 (in thousands unless otherwise noted).

	Same-Store Facilities			Non Same-Store Facilities			Total
	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Revenue (1)	$51,393	$50,754	1.3%	$1,559	$1,193	N/M	$52,952	$51,947	1.9%
Property operating expenses (2)	16,632	15,797	5.3%	907	627	N/M	17,539	16,424	6.8%
Net operating income	$34,761	$34,957	(0.6)%	$652	$566	N/M	$35,413	$35,523	(0.3)%
Number of facilities	149	149		6	4		155	153
Rentable square feet (3)	11,464,135	11,440,030		533,300	354,700		11,997,435	11,794,730
Average physical occupancy (4)	92.5%	93.5%	(1.1)%	N/M	N/M	N/M	92.0%	93.3%	(1.3)%
Annualized rent per occupied square foot (5)	$20.15	$19.79	1.8%	N/M	N/M	N/M	19.99	19.73	1.3%

N/M Not meaningful

(1)
Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.
(2)
Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, Tenant Protection Program related expense, and acquisition expenses.
(3)
Of the total rentable square feet, parking represented approximately 1,042,000 square feet as of June 30, 2024 and approximately 1,017,000 square feet as 2023, respectively. On a same-store basis, for the same periods, parking represented approximately 989,000 square feet. Amount not in thousands.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.
(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot. Amount not in thousands.

SmartStop's same-store revenue increased by approximately $0.6 million, or approximately 1.3%, for the three months ended June 30, 2024 compared to the three months ended June 30, 2023 due to higher annualized rent per occupied square foot of approximately 1.8%, partially offset by an approximately 1.1% decrease in average occupancy. The increase in property operating expenses is primarily attributable to property insurance, repairs and maintenance, advertising expense, and property taxes.

The following table presents a reconciliation of net income (loss) as presented on our consolidated statements of operations to net operating income, as stated above, for the periods indicated (in thousands):

	For the Three Months Ended June 30,
	2024	2023
Net (loss) income	$(705)	$4,279
Adjusted to exclude:
Tenant Protection Program revenue(1)	(2,032)	(1,909)
Tenant Protection Program related expense	156	57
Managed REIT Platform revenue	(2,670)	(4,320)
Managed REIT Platform expenses	648	681
General and administrative	7,813	7,182
Depreciation	13,636	13,376
Intangible amortization expense	173	1,836
Acquisition expenses	12	11
Equity in (earnings) losses from investments in JV Properties	359	536
Equity in (earnings) losses from investments in Managed REITs	257	216
Other, net	125	(1,193)
Interest expense	17,294	14,905
Income tax expense (benefit)	347	(134)
Total net operating income	$35,413	$35,523

(1) Included within ancillary operating revenue within our consolidated statements of operations, approximately $1.9 million and $1.8 million of Tenant Protection Program revenue was earned at same store facilities during the three months ended June 30, 2024 and 2023, respectively, with the remaining approximately $0.1 million and $0.1 million earned at non same-store facilities during the three months ended June 30, 2024 and 2023, respectively.

Same-Store Facility Results - six months ended June 30, 2024 and 2023

We consider the data below to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity. The following table sets forth operating data for our same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2023, excluding four other properties) for the six months ended June 30, 2024 and 2023 (in thousands unless otherwise noted).

	Same-Store Facilities			Non Same-Store Facilities			Total
	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Revenue (1)	$100,850	$101,057	(0.2)%	$2,819	$2,428	N/M	$103,669	$103,485	0.2%
Property operating expenses (2)	33,051	31,658	4.4%	1,778	1,241	N/M	34,829	32,899	5.9%
Net operating income	$67,799	$69,399	(2.3)%	$1,041	$1,187	N/M	$68,840	$70,586	(2.5)%
Number of facilities	149	149		6	4		155	153
Rentable square feet (3)	11,464,135	11,440,030		533,300	354,700		11,997,435	11,794,730
Average physical occupancy (4)	92.5%	93.2%	(0.8)%	NM	NM	NM	91.8%	92.9%	(1.2)%
Annualized rent per occupied square foot (5)	$19.82	$19.73	0.5%	NM	NM	NM	$19.66	$19.69	(0.1)%

N/M Not meaningful

(1)
Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue.
(2)
Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, Tenant Protection Program related expense, and acquisition expenses.
(3)
Of the total rentable square feet, parking represented approximately 1,042,000 square feet as of June 30, 2024 and approximately 1,017,000 square feet as 2023, respectively. On a same-store basis, for the same periods, parking represented approximately 989,000 square feet. Amount not in thousands.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.
(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot. Amount not in thousands.

SmartStop's same-store revenue decreased by approximately $0.2 million, or approximately 0.2%, for the six months ended June 30, 2024 compared to the six months ended June 30, 2023 due to an approximately 0.8% decrease in average occupancy, partially offset by an approximately 0.5% increase in annualized rent per occupied square foot. The increase in property operating expenses is primarily attributable to compensation related expenses, property insurance, property taxes, repairs and maintenance, and advertising expense.

The following table presents a reconciliation of net income (loss) as presented on our consolidated statements of operations to net operating income, as stated above, for the periods indicated (in thousands):

	For the Six Months Ended June 30,
	2024	2023
Net (loss) income	$(2,344)	$6,312
Adjusted to exclude:
Tenant Protection Program revenue(1)	(3,976)	(3,840)
Tenant Protection Program related expense	256	116
Managed REIT Platform revenue	(5,405)	(6,597)
Managed REIT Platform expenses	1,500	1,231
General and administrative	15,240	13,719
Depreciation	27,221	26,648
Intangible amortization expense	245	3,756
Acquisition expenses	82	42
Equity in (earnings) losses from investments in JV Properties	688	941
Equity in (earnings) losses from investments in Managed REITs	709	450
Other, net	(384)	(1,943)
Interest expense	33,848	29,608
Loss on debt extinguishment	471	—
Income tax (expense) benefit	689	143
Total net operating income	$68,840	$70,586

(1) Included within ancillary operating revenue within our consolidated statements of operations, approximately $3.8 million and $3.7 million of Tenant Protection Program revenue was earned at same store facilities during the six months ended June 30, 2024 and 2023, respectively, with the remaining approximately $0.2 million and 0.2 million earned at non same-store facilities during the six months ended June 30, 2024 and 2023, respectively.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and FFO, as adjusted

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties, excluding tenant protection plan revenue, before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and FFO, as Adjusted

Funds from Operations

Funds from operations ("FFO"), is a non-GAAP financial metric promulgated by NAREIT that SmartStop believes is an appropriate supplemental measure to reflect operating performance. SmartStop defines FFO consistent with the standards established by the white paper on FFO approved by the board of governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and real estate related asset impairment write downs, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate their operating performance. FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of their operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, accretion of fair value of debt adjustments, amortization of debt issuance costs, gains or losses from extinguishment of debt, adjustments of deferred tax assets and liabilities, realized and unrealized gains/losses on foreign exchange transactions, gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, and other select non-recurring income or expense items which SmartStop believes are not indicative of their overall long-term operating performance. SmartStop excludes these items from GAAP net income (loss) to arrive at FFO, as adjusted, as they are not the primary drivers in their decision-making process and excluding these items provides investors a view of their continuing operating portfolio performance over time, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of their operating performance when they formulate corporate goals and evaluate the effectiveness of their strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs. However, not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations as an indication of SmartStop’s liquidity or indicative of funds available to fund their cash needs including their ability to make distributions to their stockholders. FFO and FFO, as adjusted, should be reviewed in conjunction with other measurements as an indication of our performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.

This press release, our Form 10-Q for the three and six months ended June 30, 2024, a financial supplement, and additional information about SmartStop are available on our website, investors.smartstopselfstorage.com.

About SmartStop Self Storage REIT, Inc. (“SmartStop”):

SmartStop Self Storage REIT, Inc. (“SmartStop”) is a self-managed REIT with a fully integrated operations team of approximately 500 self-storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self-storage programs. As of August 13, 2024, SmartStop has an owned or managed portfolio of 201 operating properties in 22 states and Canada, comprising approximately 141,400 units and 16.0 million rentable square feet. SmartStop and its affiliates own or manage 36 operating self-storage properties in Canada, which total approximately 31,000 units and 3.2 million rentable square feet.

Forward-Looking Statements

Certain of the matters discussed in this earnings release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) disruptions in the economy, including debt and banking markets and foreign currency changes; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) whether we will be successful in the pursuit of our business plan; (iv) whether we will succeed in our investment objectives; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; (vii) difficulties in our ability to attract and retain qualified personnel and management; or (viii) the effect of competition at our self-storage properties or from other storage alternatives, which could cause rents and occupancy rates to decline.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof.

Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.